EXHIBIT 23(c)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K/A-2, into the registrant’s previously filed Registration Statements on Form S-3 (Registration Nos. 2-88719, 33-2818, 33-11524, 33-19812, 33-26758, 33-33279, 33-38754, 33-45355, 33-57756, 333-953 and 333-63547). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.

Arthur Andersen, LLP

Cleveland, Ohio
November 6, 2000.